Exhibit 99.1

NEWS FROM:                                           STEWART & STEVENSON
                                                     CORPORATE HEADQUARTERS
                                                     P.O. BOX 1637
                                                     HOUSTON, TX  77251-1637


FOR IMMEDIATE RELEASE:

STEWART & STEVENSON CHIEF EXECUTIVE OFFICER RESIGNS

     HOUSTON, TX, January 19, 1999 STEWART & STEVENSON SERVICES, INC. (NASDAQ:SSSS), a leading manufacturer and distributor of industrial and energy related equipment, announced the resignation of Robert L. Hargrave as its president, chief executive officer and member of the board of directors effective January 15, 1999. Mr. Hargrave retires from the company with thirty-one years of service. C. Jim Stewart II, Chairman of the Board, stated that he was very appreciative of Mr. Hargrave's many years of dedicated service. He also announced the company would immediately commence a search for a new chief executive officer. Pending selection of a new CEO, Mr. Stewart will be acting president and chief executive officer.

Contact: Mr. David R. Stewart
         Director, Investor Relations
Phone:   (713) 868-7657
Fax:     (713) 863-1519
Email:   d.stewart@ssss.com
         HTTP://www.ssss.com